UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2008

PERINI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

(508) 628-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, Perini Corporation (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with Ronald N. Tutor, Chairman and Chief Executive Officer of the Company. The Amended Agreement amends and restates the employment agreement originally entered into with Mr. Tutor on April 2, 2008, as described in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 7, 2008.

The principal reason for the Amended Agreement is to ensure compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (“Code”), including the final regulations issued by the Internal Revenue Service. Code section 409A generally governs certain deferred compensation to which a legally binding right arises in one year but is paid in a subsequent year. A 20% excise tax is imposed on such deferred compensation unless certain requirements under Code section 409A are satisfied.

The Amended Agreement amends the originally executed agreement to, among other things:

•	require Mr. Tutor to sign an irrevocable release within 60 days of a “separation from employment;”

•	require that severance payments be made to Mr. Tutor no later than the 60th day following separation from employment; and

•	clarify that any tax gross-up payment owed to Mr. Tutor must be made prior to the end of the calendar year after the calendar year in which the tax was incurred.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1        Amended and Restated Employment Agreement of Ronald N. Tutor, dated December 23, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 30, 2008.

PERINI CORPORATION

/s/ Kenneth R. Burk
By:	Kenneth R. Burk
Its:	Senior Vice President and Chief Financial Officer